Exhibit 99.5
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) entered into this 31st day of December 2006 (the “Effective Date”), is by and between, Continuum Systems Private Limited, a company incorporated under the Companies Act, 1956, and having its registered office at 2nd Floor, Chandi Plaza, 234-A Sant Nagar, New Delhi — 110065 with its principal place of business at DLF Supermart 1, Gurgaon, Haryana, (hereinafter referred to as the “Continuum”, which expression shall, unless repugnant to the context, include its successors and permitted assigns) and Neeraj Sehgal, son of C. R Sehgal, age 33, residing at 306, Sector 1, HUDA, Rohtak, Haryana, India, 124001 (“the Employee”).
Recitals:
     Whereas, Continuum desires to engage the services of the Employee as its Director of IT Solutions and the Employee is willing to render such services to Continuum in consideration of the terms and conditions agreed to by the parties; and
     Whereas, the Board of Directors of Continuum (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this Agreement;
     Now therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Continuum agrees to employ the Employee, and the Employee agrees to perform services for Continuum as an employee, upon the terms and conditions set forth herein.
1. Term.
     The initial term of this Agreement shall begin on the Effective Date and be for a period of two (2) years (the “Employment Term”), unless it is terminated earlier as provided herein. Beginning on the last date of the Employment Term and on each anniversary thereafter, unless it is terminated earlier as provided herein or Continuum delivers written notice to the Employee of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.
2. Title and Duties.
     The Employee shall be employed as Director of IT Solutions of Continuum. The Employee shall perform such services consistent with his position as might be assigned to him from time to time and are consistent with the bylaws of Continuum. The Board has caused the appointment of the Employee to serve as the Director of IT Solutions of Continuum and Employee shall have such responsibilities and authority as is commensurate with such office and as may be prescribed by the Board and bylaws of Continuum. The Board shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, provided, however, that such responsibilities shall not be inconsistent with the Employee’s position as Director of IT Solutions.
3. Location.
     The Employee’s place of employment shall be the offices of Continuum in Gurgaon, Haryana, India, or at such other location as mutually agreed between Employee and the Board.
4. Extent of Services.
     a. Duty to Perform Services.
          The Employee agrees not to engage in any business activities, whether for any profit, gain, or other pecuniary advantage, during the term of this Agreement except those that are for the benefit of Continuum and its group companies, and to devote 100% of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for Continuum and any corporation controlled by Continuum now or during the term of this Agreement. Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities at his own expense, that do not impair the performance of his duties to Continuum, as the same may be changed from time to time. While employed by Continuum, Employee may not serve on the board of directors of any other company except Continuum and its group companies. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws of India, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to Continuum’s published policies and procedures, as adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote Continuum’s interest, reputation, business and welfare within and outside the country.
     b. Corporate Opportunities.
          The Employee agrees that he will not take personal advantage of any Continuum business opportunities that arise during his employment with Continuum and that might be of benefit to Continuum. All material facts regarding such opportunities must be promptly reported to the Board of Continuum for consideration.
5. Compensation and Benefits.
     a. Base Salary.
          The Employee’s annual base salary shall be Rs.549,600. The base salary shall be payable in equal installments in accordance with Continuum’s standard payroll practices. The Employee’s annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Continuum Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to Continuum, the financial condition of Continuum, and the Employee’s value to Continuum relative to other members of the executive management of Continuum; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of a general program of salary adjustment by Continuum applicable to all vice presidents and above.
     b. Signing Bonuses.
          (i) Options. Upon execution of this Agreement by the parties hereto, Continuum shall cause Caneum, Inc. (“Caneum”) to grant to Employee ten-year options to purchase 100,000 shares of common stock of Caneum pursuant to Caneum’s 2002 Stock Option/Stock Issuance Plan (the “Plan”), a copy of which is attached hereto and incorporated herein, subject to vesting at the rate of 1/4 of the granted options after one year and 1/48th of the granted options per month thereafter.
          (ii) Stock. Upon execution of this Agreement by the parties hereto, Continuum shall cause Caneum to issue to Employee 25,735 shares of common stock of Caneum as a sign on bonus, of which 4,963 are hereby authorized and directed by Employee to be issued and delivered to Saffron Capital Merchant Partners LLC (the “Finder”) to satisfy Employee’s obligation under the letter agreement dated January 16, 2006, with the Finder (the “Finder’s Agreement”); provided that prior to delivery of such shares by Caneum, Employee and Finder shall execute and deliver a standard investor representation form evidencing compliance with U.S. securities laws.
     c. Contingent Incentive Payments.
          Continuum shall cause Caneum to grant to the Employee an incentive bonus of 66,177 shares of common stock of Caneum on the first anniversary of the Effective Date of this Agreement (the “First Contingent Incentive Payment”), of which 3,308 shares are hereby authorized and directed by Employee to be issued and delivered to Finder, and 55,147 shares of common stock of Caneum on the second anniversary of the Effective Date of this Agreement (the “Second Contingent Incentive Payment”), of which 2,757 shares are hereby authorized and directed by Employee to be issued and delivered to Finder, which incentive bonuses shall be subject to the following terms and conditions:

               (i) Delivery of Incentive Payments. The First Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §5(c)(ii) or (iii) below, but in no event later than thirty days following the first anniversary of the Effective Date. The Second Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §5(c)(ii) or (iii) below, but in no event later than thirty days following the second anniversary of the Effective Date. All issuances of the shares of common stock pursuant to this section shall be made in compliance with applicable exemptions from the registration requirements under U.S. Securities Laws and qualification of the issuances under applicable foreign Securities Laws.
               (ii) Adjustment to Incentive Payments Based upon Continuum Revenues. If Continuum fails to generate gross revenue for the twelve-month period ending December 31, 2007 (the “First Year Period”) or for the twelve-month period ending December 31, 2008 (the “Second Year Period”) equal to or greater than the gross revenue generated by Continuum during the twelve-month period ended December 31, 2006 (the “Base Period”), the number of shares of common stock of Caneum to be delivered to the Employee for the First and Second Contingent Incentive Payments shall be proportionately reduced, whereby the number of shares to be issued to the Employee for the First or Second Contingent Incentive Payment shall be multiplied by a factor, the numerator of which is the gross revenue for the First Year Period or the Second Year Period, as applicable, and the denominator of which is the gross revenue for the Base Period. The amount of “gross revenue” for purposes of this calculation shall include revenue generated from all existing and past Continuum customers as set forth in Annex A, attached hereto and incorporated herein (the “Customer List”), whether such revenue was received by Continuum (or the Singapore entity or entities organized to receive revenue generated by Continuum) and any Caneum customer projects completed by Continuum after December 31, 2006. On or before the close of each calendar quarter after the Effective Date through the date of the Second Contingent Incentive Payment, the Employee shall cause Continuum to submit to Caneum a list of any new customers developed by Continuum to be added to the Customer List, which addition shall be effective on the first day of the calendar quarter following such submission. The applicable twelve-month gross revenue amount for any period relevant hereto shall be determined using U.S. Generally Accepted Accounting Principles and shall be delivered to Caneum within thirty days following the end of the Base Period, the First Year Period, and the Second Year Period, respectively. If following the audit of the financial statements of Continuum (or the Singapore entity or entities), any of Continuum, the Employee, or Caneum reasonably determines that these unaudited amounts are incorrect, the calculations made pursuant to this paragraph shall be adjusted to reflect the applicable audited amount. If the adjusted audited amounts result in a fewer number of shares to be delivered to the Employee, Employee shall immediately return to Caneum the number of shares to reflect the revised number. If the adjusted audited amounts result in a greater number of shares to be delivered to the Employee, Caneum shall immediately instruct its transfer agent to issue additional shares to reflect the revised number. If there is a downward adjustment of the Employee’s Incentive Payments, the Finder’s stock entitlements shall be proportionately reduced.
               (iii) Adjustment to Incentive Payments upon Termination of Engagement. If this Agreement is terminated by Caneum for Cause, as defined herein, before the date of the First or Second Contingent Incentive Payment, any unpaid Incentive Payment or Payments shall be forfeited by the Employee and neither Continuum nor Caneum shall have any obligation to issue or deliver to Employee any of shares of Caneum common stock for any Contingent Incentive Payment payable subsequent to such termination.
               (iv) Change of Control Transaction. In the event that Caneum or Continuum is subject to a Change of Control, as defined below, after the date of this Agreement and prior to the date of the First or Second Contingent Incentive Payment, and the surviving entity does not assume this Agreements, then, subject to any adjustments made pursuant to this §5(c), any unpaid Incentive Payment shall be paid to the Employee three days prior to the applicable Change of Control. For purposes of this provision, “Change of Control” shall mean: (a) a sale or other disposition of all or any significant portion of the assets of Caneum or Continuum (other than any such sale or other disposition to Caneum or an Affiliate of Caneum); (b) a merger or consolidation in which Caneum is not the surviving entity and in which the shareholders of Caneum immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction; (c) a reverse merger in which Caneum is the surviving entity but the shares of Caneum’s capital stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of Caneum immediately prior to such reverse merger own less than fifty percent (50%) of Caneum’s voting power immediately after the transaction; (d) an acquisition by any person, entity or group (excluding any entity controlled by Caneum) of securities of Caneum representing at least fifty percent (50%) of the voting power entitled to vote in the election of directors of Caneum; (e) any transaction pursuant to which Continuum’s capital stock ceases to be majority owned, directly or indirectly, by Caneum (other than any such transaction in which Continuum is merged with and into Caneum or an Affiliate of Caneum); and (f) any liquidation, dissolution or winding up of Caneum or Continuum (other than any such liquidation, dissolution or winding up of Continuum in connection with Continuum’s merger with and into Caneum or an Affiliate of Caneum).
               (v) Arbitration of Disputes Relating to the Incentive Payments. Any controversy, dispute or claim arising out of or relating to this §5(c) or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any such arbitration shall be held in Orange County, California. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of JAMS. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing Buyer and the Seller an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any indemnification claim or as to any other matter under this §5(c) shall be final, binding and conclusive upon the parties. All such decisions shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. All payments required by the arbitrator shall be made within thirty days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Caneum shall pay the reasonable travel costs and legal fees for the Contractor to attend the arbitration hearing or hearings pursuant to this §5(c) in the event that Caneum or Caneum shall refuse to issue or deliver the shares of common stock pursuant to this §5(c).
     d. Other Benefits.
          During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Continuum of general applicability to other senior executives of Continuum, including, without limitation, Continuum’s group medical, dental, vision, disability, life insurance, and flexible-spending account, in accordance with Continuum’s policy. In addition the Employee shall be entitled to all other statutory benefits applicable to Continuum.
     e. Vacation.
          Employee will be entitled to paid vacation of twenty days per year in accordance with Continuum’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.
     f. Reimbursement of Business Expenses.
          Continuum shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as Continuum may reasonably request in accordance with company policy and the requirements of the Income Tax Act, 1961.

6. Termination of Employment.
     a. Termination Due to Death.
          The Employee’s employment and this Agreement shall terminate immediately upon his death. If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:
     (i) payment of any unpaid portion of his base salary through the date of such termination
     (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;
     (iii) a pro rata number of the total shares issuable pursuant to §5(c) above based upon the percentage of the Employment Term served prior to the date of such termination (for example, if Employee serves 120 days of the Employment Term, Employee would receive 120/730ths, or approximately 16%, of the total shares issuable under §5(c), or if Employee serves 420 days of the Employment Term, Employee would receive all of the shares issuable in the First Contingent Incentive Payment and 55/365ths, or approximately 15%, of the shares issuable in the Second Contingent Incentive Payment);
     (iv) exercise the options pursuant to clause §5(b)(i) hereof within 12 months thereafter;
     (v) any pension survivor benefits that may become due pursuant to any employee benefit plan or program of Continuum; and
     (vi) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Continuum, this Agreement, or any other agreement between Continuum and the Employee.
     b. Termination Due to Disability.
          Continuum may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by Continuum to the Employee. For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness. If the Employee’s employment is terminated due to his disability, he shall be entitled to:
     (i) payment of any unpaid portion of his base salary through the date of such termination;
     (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;
     (iii) a pro rata number of the total shares issuable pursuant to §5(c) above based upon the percentage of the Employment Term served prior to the date of such termination; and
     (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Continuum, this Agreement, or any other agreement between Continuum and the Employee.
     c. Termination for Cause.
          Continuum may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:
     (i) payment of any unpaid portion of his base salary through the date of such termination;

     (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder; and
     (iii) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Continuum, this Agreement, or any other agreement between Continuum and the Employee.
For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere, to any felony involving moral turpitude, (ii) the final conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee to any fraud, misappropriation, misfeasance, negligence or embezzlement by Employee in connection with Employee’s duties to Caneum or Continuum, or (iii) Employee’s willful failure or misconduct in the performance of his duties to Continuum.
          If Continuum exercises its right to terminate the Employee for Cause, Continuum shall: (1) give the Employee written notice of termination at least thirty (30) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.
     d. Voluntary Termination.
          If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:
     (i) payment of any unpaid portion of his base salary up to the effective date of such termination;
     (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;
     (iii) a pro rata number of the total shares issuable pursuant to §5(c) above based upon the percentage of the Employment Term served prior to the date of such termination; and
     (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Continuum or Caneum, this Agreement, or any other agreement between Continuum or Caneum and the Employee.
A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to Continuum unless the parties mutually agree to extend the effective date.
7. Mitigation and Offset.
     If the Employee’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of Continuum to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that Continuum may assert, or due to any other employment or source of income obtained by the Employee.
8. Entitlement to Other Benefits.
     Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.
9. Confidentiality.
     a. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of Continuum, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Continuum’s products or services and markets therefor, customer lists and customers with whom Employee became acquainted directly as a result of providing Services during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Employee at the time of disclosure to Employee by Continuum as evidenced by written records of Employee, (ii) has become publicly known and made generally available through no wrongful act of Employee or (iii) has been rightfully received by Employee from a third party who is authorized to make such disclosure.
     b. Nonuse and Nondisclosure. Employee will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Continuum or (ii) disclose the Confidential Information to any third party without the consent of Continuum. Employee agrees that all Confidential Information will remain the sole property of Continuum. Employee also agrees to take reasonable precautions to prevent unauthorized disclosure of
     c. Former Client Confidential Information. Employee agrees that he will not, during the term of this Agreement, improperly use or disclose to Continuum any proprietary information or trade secrets of any former or current employer of Employee or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any. Employee also agrees that Employee will not bring onto Continuum’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
     d. Third Party Confidential Information. Employee recognizes that Continuum has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Continuum’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that, during the term of this Agreement and thereafter, Employee owes Continuum and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Continuum consistent with Continuum’s agreement with such third party.
     e. Return of Materials. Upon the termination of this Agreement, or upon Continuum’s earlier request, Employee will deliver to Continuum all of Continuum’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Employee may have in Employee’s possession or control; provided, however, that Employee may retain a copy of such materials for archival purposes.
10. Arbitration.
     Except as provided in §5(c)(v) above, any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties may refer the dispute to arbitration of a sole arbitrator in accordance with the provisions of the Arbitration and Conciliation Act, 1996. The arbitration proceedings shall be held at New Delhi, India and shall be conducted in the English language. Each party shall bear its own cost for the arbitration proceedings.
11. Legal Expenses.
     Except as provided in Section 10 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
12. Indemnification.
     Continuum agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of Continuum, or is, or was, serving at the request of Continuum as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by Continuum to the extent permitted by applicable law in India or authorized by Continuum’s articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of Continuum or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators. To the extend permitted by applicable Indian law, or the articles of incorporation or bylaws, Continuum shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a proceeding within twenty (20) days after receipt by Continuum of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.
     Neither the failure of Continuum (including its Board, independent legal counsel or stockholders) to have made a determination before such proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by Continuum (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.
     Employee understands and acknowledges that Continuum may be required in the future to undertake with any regulatory authority or body in India to submit in certain circumstances the question of indemnification to a court for a determination of Continuum’s right under public policy to indemnify Employee.
13. Assignability and Binding Nature.
     No rights or obligations under this Agreement may be assigned or transferred by Continuum except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Continuum is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Continuum, provided that the assignee or transferee is the successor to all or substantially all of the assets of Continuum and such assignee or transferee assumes the liabilities, obligations, and duties of Continuum, as contained in this Agreement, either contractually or as a matter of law. Continuum further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Continuum under this Agreement. Notwithstanding any such assignment, Continuum shall not be relieved from liability under this Agreement. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee, other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.
14. Notices.
     All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) by facsimile upon confirmation of transmission by facsimile; or (3) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:
     If to Continuum to:
2nd Floor, Chandi Plaza
234-A Sant Nagar
New Delhi — 110065
     With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue, Suite 250
South Jordan, UT 84095
Facsimile: (801) 446-8803

     If to the Employee, to:
Neeraj Sehgal
306, Sector 1, HUDA
Rohtak, Haryana, India
124001
or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.
15. Amendment.
     This agreement may be amended or modified only by a written instrument executed by both Continuum and the Employee.
16. Pronouns.
     Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
17. Captions.
     The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.
18. Time.
     All references herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.
19. Entire Agreement.
     This Agreement constitutes the entire agreement between Continuum and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.
20. Severability.
     In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Continuum or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Continuum and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.
21. Waiver.
     No delays or omission by Continuum or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by Continuum or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
22. Governing Law/Jurisdiction.
     This Agreement shall be construed, interpreted, and enforced in accordance with the laws of India, and shall be subject to the jurisdiction of the courts at Delhi..
23. Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of both Continuum and the Employee and their respective successors and assigns, including any entity with which or into which Continuum might be merged or that might succeed to its assets or business or any entity to which Continuum might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.
24. Withholding.
     Continuum may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.
25. Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
26. Full Knowledge.
     By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.
     In Witness Whereof, each of the parties has executed this Agreement the respective day and year set forth below.

Continuum:

Date: December 31, 2006	By:	/s/ Suki Mudan

Director

EMPLOYEE:

Date: December 31, 2006	/s/ Neeraj Sehgal

Neeraj Sehgal